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                                                                    EXHIBIT 99.3

                          UNITED STATES DISTRICT COURT
                        FOR THE DISTRICT OF MASSACHUSETTS


IN RE PHARMACEUTICAL INDUSTRY               MDL 1456
AVERAGE WHOLESALE PRICE
LITIGATION                                  Civil Action 01-CV-12257-PBS

                                            Judge Patti B. Saris


THIS DOCUMENT RELATES TO:

Rice v. Abbott Laboratories, Inc., No. 3:02-cv-3925, (N.D. Cal.), Thompson v. Abbott
Laboratories, Inc., No. 3:02-cv-4450 (N.D.
Cal.), and Turner v. Abbott Laboratories,
No. 3:02-cv-5006 (N.D. Cal.)

                                      ORDER

     AND NOW, this 30 day of September 2003, after consideration of Defendant Mylan Laboratories Inc.'s Motion to Dismiss pursuant to Federal Rule of Civil Procedure 12(b)(6), it is hereby ORDERED, ADJUDGED AND DECREED that said Motion is GRANTED, and Mylan Laboratories Inc. is hereby dismissed from the Amended Master Consolidated Complaint and the individual complaints filed in Rice v. Abbott Laboratories, Inc., et al., No. 3:02-cv-3925, (N.D. Cal.), Thompson v. Abbott Laboratories, Inc., et al., No. 3:02-cv-4450 (N.D. Cal.), and Turner v. Abbott Laboratories, et al., No. 3:02-cv-5006 (N.D. Cal.), with prejudice.


                                        By /s/ Patti B. Saris
                                           ------------------
                                        Honorable Patti B. Saris


                                        Without Opposition